UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest reported event): June 21, 2011

POSTROCK ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 001-34635

DELAWARE	27-0981065
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

210 Park Avenue
Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (405) 600-7704
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On June 21, 2011, PostRock Energy Corporation (“PostRock”) entered into a Purchase Agreement (the “Purchase Agreement”) with Constellation Energy Commodities Group, Inc. (“CECG”), Constellation Energy Partners Holdings, LLC (“CEPH”) and Constellation Energy Partners Management, LLC (“CEPM” and, together with CECG and CEPH, the “Selling Parties”) to acquire (the “Acquisition”) from the Selling Parties all of their equity interests (the “Subject Interests”) in Constellation Energy Partners LLC (“CEP”). The Subject Interests are comprised of (i) 5,918,894 Class B Member Interests in CEP, representing approximately 24.5% of the Class B Member Interests outstanding and (ii) all of the outstanding Class A, Class C and Class D Member Interests in CEP. The Subject Interests constitute all of Constellation Energy Group, Inc.’s equity interests in CEP.
     In exchange for the Subject Interests, PostRock will pay to CECG:
•	$11.25 million in cash (the “Cash Consideration”);
•	$11.25 million in PostRock common stock, issued at the higher of (i) 10-day trailing average closing price of PostRock Common Stock on the third trading day prior to the closing of the Acquisition (the “Market Price”) and (ii) $5.00 (the “Stock Consideration”); and
•	a warrant to purchase (i) 500,000 shares of Buyer Common Stock at a price per share that is $0.75 in excess of the Market Price, (ii) 500,000 shares of Buyer Common Stock at a price per share that is $1.75 in excess of the Market Price and (iii) 500,000 shares of Buyer Common Stock a price per share that is $2.75 in excess of the Market Price.
     In addition, to the extent that the Stock Consideration is issued at a per share price at the time of issuance that is greater than the Market Price, then PostRock will pay additional Cash Consideration equal to the product of the number of shares of PostRock Common Stock issued to CECG as Stock Consideration multiplied by the excess of $5.00 over the Market Price.
     CEP is a publicly traded limited liability company focused on the acquisition, development and production of oil and natural gas properties, as well as related midstream assets. All of CEP’s proved reserves are located in the Black Warrior Basin in Alabama, the Cherokee Basin in Kansas and Oklahoma, the Woodford Shale in the Arkoma Basin in Oklahoma and the Central Kansas Uplift in Kansas and Nebraska.
     The Purchase Agreement contains customary representations, warranties and covenants between the parties. Closing of the Acquisition is conditioned upon (i) the approval of the Acquisition by the Board of Directors of CEP, (ii) a majority of the total votes cast on the proposal to approve the issuance of the common stock constituting the Stock Consideration and the common stock underlying the Warrant Consideration by holders of PostRock Common Stock and Series B Voting Preferred Stock, voting together as a single class, shall have approved such proposal, in accordance with NASDAQ Rule 5635 and (iii) certain other customary closing conditions.
     In connection with the execution of the Purchase Agreement, White Deer Energy L.P., White Deer Energy TE, L.P. and White Deer Energy FI L.P., which collectively control 45% of the voting stock of PostRock, have agreed to vote in favor of the issuance of the Stock Consideration and Warrant Consideration pursuant to the Purchase Agreement.
     Each of Buyer and the Selling Parties are entitled to terminate the Purchase Agreement (i) if the Acquisition has not been completed by the earlier of (x) November 15, 2011 or (y) the 90th day following the approval of the Acquisition by the Board of Directors of CEP, (ii) if the Board of Directors of CEP has not approved the Acquisition within 60 days of the date of the Agreement (or earlier indicates that it will not approve the Acquisition), (iii) if the other party or parties to the Purchase Agreement suffers a material adverse effect, as defined in the Purchase Agreement and (iv) in certain other customary circumstances.
     The issuance of the Stock Consideration and Warrant Consideration will be made in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. In connection with issuing the Stock Consideration and Warrant Consideration, the parties will enter into an amended and restated registration and investor rights agreement, a form of which is attached to the Purchase Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, PostRock will agree to register for resale the Stock Consideration and PostRock Common Stock underlying the Warrant Consideration promptly upon a request made by the Selling Parties and has agreed, subject to certain limitations, to allow the Selling Parties to participate in certain offerings that PostRock may conduct in the future.
     A copy of the Purchase Agreement is attached hereto as Exhibit 2.1, which is incorporated by reference into this Item 1.01. The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 2.1 hereto.
Forward-Looking Statements
     Opinions, forecasts, projections or statements, other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although PostRock believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ materially due to a variety of factors, some of which may not be foreseen by PostRock. These risks and other risks are detailed in PostRock’s filings with the Securities and Exchange Commission (“SEC”), including risk factors listed in PostRock’s Annual Report on Form 10-K and other filings with the SEC. PostRock’s filings with the SEC may be found at www.pstr.com or www.sec.gov. By making these forward-looking statements, PostRock undertakes no obligation to update these statements for revisions or changes after the date of this Current Report on Form 8-K.
Important Additional Information will be Filed with the SEC
     PostRock plans to seek approval for the issuance of the Stock Consideration and the Warrant Consideration pursuant to the Purchase at a special meeting of PostRock’s stockholders. The proxy statement that PostRock plans to file with the SEC and mail to its stockholders in connection with the special meeting of stockholders will contain important information about PostRock, the transactions contemplated by the Purchase Agreement and the other corporate matters described therein. Investors and security holders are urged to read the proxy statement carefully when it is available before making any voting or investment decision with respect to the issuance of the Stock Consideration and the Warrant Consideration to CECG.
     Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by PostRock through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement from PostRock by contacting the corporate Secretary at our principal executive officers, 210 Park Avenue, Suite 2750, Oklahoma City, Oklahoma 73102, telephone number (405) 600-7704.
     PostRock and its directors and executive officers, may be deemed to be participants in the solicitation of proxies with respect to the issuance of the Stock Consideration and the Warrant Consideration to CECG and the other corporate matters set forth in the proxy statement. Information regarding PostRock’s directors and executive officers and their ownership of Company stock is contained in PostRock’s proxy statement for its 2010 annual meeting of stockholders which was filed with the SEC on March 18, 2011. Investors and security holders may obtain additional information regarding the direct and indirect interests of PostRock and its directors and executive officers with respect to the proposed issuance of the Stock Consideration and the Warrant Consideration to CECG by reading the proxy statement and other filings referred to above.

Item 3.02	Unregistered Sale of Equity Securities.
     The disclosures related to the issuance of the Stock Consideration and Warrant Consideration set forth under Item 1.01 above are incorporated into this Item 3.02 by reference.

Item 7.01	Regulation FD Disclosure.
     On June 21, 2011, PostRock issued a press release announcing the Acquisition. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

     In accordance with General Instruction B.2. of Form 8-K, the information presented herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description
2.1	Purchase Agreement dated June 21, 2011, by and among PostRock Energy Corporation, Constellation Energy Commodities Group, Inc., Constellation Energy Partners Holdings, LLC and Constellation Energy Partners Management, LLC.

99.1	Press Release dated June 21, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION
By:	/s/ David J. Klvac
David J. Klvac
Executive Vice President and Chief Accounting Officer

Date: June 23, 2011

Index to Exhibits

Exhibit
Number	Description
2.1	Purchase Agreement dated June 21, 2011, by and among PostRock Energy Corporation, Constellation Energy Commodities Group, Inc., Constellation Energy Partners Holdings, LLC and Constellation Energy Partners Management, LLC.

99.1	Press Release dated June 21, 2011.